Exhibit F-11

                           STATEMENT OF OWNERS' ASSETS
                                As of December 31

                                                          (Thousands of Dollars)
                                                                    2001*

Electric Plant - at original cost:
      Nuclear Production Plant
           Land and Land Rights                           $            7,258.7
           Structures and Improvements                               871,363.4
           Reactor Plant Equipment                                 1,379,208.4
           Turbogenerator Units                                      361,771.3
           Accessory Electric Equipment                              289,897.8
           Misc. Power Plant Equipment                               135,122.2

      Total Nuclear Production Plant                               3,044,621.8
      Transmission Plant                                              23,547.0
      General Plant                                                    3,596.2
      Miscellaneous Intangible Plant                                  16,594.3

      Plant In Service                                             3,088,359.3
      Less Accumulated Depreciation & Amortization                 1,184,173.9

      Net Plant In Service                                         1,904,185.4
      Construction Work In Progress                                   10,529.3
      Electric Plant Held for Future Use                                 657.2
      Nuclear Fuel - Net                                              71,920.0

      Total Electric Plant - Net                                   1,987,291.9

Other Property and Investments:
      Special Funds                                                   25,321.5
      Other                                                                0.0

      Total Other Property and Investments                            25,321.5

Current Assets:
      Accounts Receivable                                                485.6
      Fuel                                                               292.2
      Materials and Supplies                                          37,650.2
      Prepayments and Other Current Assets                             4,646.0

      Total Current Assets                                            43,074.0

Deferred Debits                                                        8,310.4

Total Assets                                              $        2,063,997.8


TOTAL ASSETS BY OWNER

      Kansas Gas and Electric Company                     $          969,656.2

      Kansas City Power & Light Company                              917,160.4

      Kansas Electric Power Cooperative, Inc.                        177,181.2

Total Assets                                              $        2,063,997.8

* NON-OUTAGE YEAR

                              STATEMENT OF EXPENSES
                         For the Years Ended December 31

                                                          (Thousands of Dollars)
                                                                     2001*
Production  Expenses:
     Nuclear Fuel                                         $           47,083.7
     Operations                                                       66,301.3
     Maintenance                                                      23,980.4

     Total Production                                                137,365.4

Transmission  Expenses:
     Operations                                                            0.0
     Maintenance                                                          58.1

     Total Transmission                                                   58.1

Administrative and General Expenses:
     Operations                                                       23,903.3
     Maintenance                                                         279.6

     Total Administrative and General                                 24,182.9

Total Operations and Maintenance
Expenses                                                             161,606.4

     Payroll taxes                                                     4,652.2

Total O&M Including Payroll Taxes                                    166,258.6

     Ad Valorem Taxes                                                 23,923.3
     Depreciation & Amortization                                      89,606.1

Total Operating Expenses                                             279,788.0

     Less: Other Operating Revenues                                       43.8

Net Operating Expenses                                               279,744.2

     Add: Nonoperating Expenses                                        1,107.6

Total Expenses                                            $          280,851.8


* NON-OUTAGE YEAR